UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

BIOSOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138910	20-4754291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27936 Lost Canyon Road, Suite 202 , Santa Clarita, CA 91387
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (661) 251-0001

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2011, BioSolar, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Amendment to Articles of Incorporation (“Certificate”) to effect a reverse stock split of all of the outstanding and authorized shares of Common Stock of the Company at a ratio of 1 for 30 (the “Reverse Split). Pursuant to the Certificate, fractional number of shares will be rounded up to the next highest number of full shares. The Certificate was approved and adopted by the Board of Directors in accordance with the applicable provisions of the Nevada Revised Statutes.

Item 9.01 Financial Statements and Exhibits

d.	3.1	Certificate of Amendment, filed on July 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSOLAR, INC.

Date: July 19, 2011	By:	/s/ David Lee
David Lee
Chief Executive Officer

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